As filed with the U.S. Securities and Exchange Commission on January 5, 2022

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

Under

THE SECURITIES ACT OF 1933

DICK’S Sporting Goods, Inc.

(Exact name of registrant as specified in its charter)

Delaware	16-1241537
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

345 Court Street

Coraopolis, PA 15108

(724) 273-3400

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

John E. Hayes III

Senior Vice President, General Counsel and Secretary

DICK’S Sporting Goods, Inc.

345 Court Street

Coraopolis, PA 15108

(724) 273-3400

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies To:

David C. Karp

Kathryn Gettles-Atwa

Wachtell, Lipton, Rosen & Katz

51 West 52nd Street

New York, New York 10019

(212) 403-1000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement as the registrant may determine.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act.  ☐

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Unit(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(2)
Debt Securities (3)
Total

(1)

Not applicable pursuant to Form S-3 General Instruction II.E. There is being registered hereby an indeterminate aggregate initial offering price or number of the securities of the identified class as may from time to time be issued at indeterminate prices.

(2)	In accordance with Rules 456(b) and 457(r), DICK’S Sporting Goods, Inc. is deferring payment of all of the registration fees.
(3)	We are registering an indeterminate principal amount of debt securities (which may be unsubordinated or subordinated).

PROSPECTUS

DICK’S Sporting Goods, Inc.

Debt Securities

DICK’S Sporting Goods, Inc. may offer to sell the debt securities in any combination from time to time in one or more offerings and in one or more classes or series. We will provide the specific terms of the debt securities in supplements to this prospectus. You should read this prospectus and the applicable prospectus supplement, as well as the documents incorporated and deemed to be incorporated by reference in this prospectus and the applicable prospectus supplement, carefully before you invest in the debt securities described in the applicable prospectus supplement.

This prospectus may not be used to sell securities unless accompanied by the applicable prospectus supplement.

Investing in our securities involves a high degree of risk. You should carefully consider the risk factors referred to on page 7 of this prospectus, in any applicable prospectus supplement and in the documents incorporated by reference or deemed incorporated by reference in this prospectus that we file with the U.S. Securities and Exchange Commission (the “SEC”) and any applicable prospectus supplement before you invest in our debt securities.

Neither the SEC nor any state securities commission has approved or disapproved of these debt securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is January 5, 2022

Unless the context requires otherwise, references to “the Company,” “we,” “us,” “our” or similar terms are to DICK’S Sporting Goods, Inc. and its subsidiaries. References to “$” and “dollars” are to United States dollars.

This prospectus, any applicable prospectus supplement and any free writing prospectus filed by us do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do they constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

For investors outside of the United States, neither we nor any selling securityholders have done anything that would permit the offering, possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. You are required to inform yourselves about and to observe any restrictions relating to the offering, possession or distribution of this prospectus outside of the United States.

-i-

ABOUT THIS PROSPECTUS

This prospectus is a part of a registration statement that we filed on Form S-3 with the SEC under a “shelf” registration process. Under this shelf registration process, we may, from time to time, offer and sell debt securities in one or more offerings.

Each time we offer and sell debt securities, we will provide a prospectus supplement or other type of offering document or supplement (together referred to herein as a “prospectus supplement”) that will contain specific information about the terms of that offering. Any applicable prospectus supplement or free writing prospectus may also add, update or change information contained in this prospectus, and accordingly, to the extent inconsistent, information in this prospectus is superseded by the information in such applicable prospectus supplement or free writing prospectus. You should read this prospectus and any applicable prospectus supplement together with the additional information described under the heading “Where You Can Find More Information.”

This prospectus contains summaries of certain provisions contained in key documents described in this prospectus. All of the summaries are qualified in their entirety by the actual documents, which you should review before making your investment decision. Copies of the documents referred to herein have been filed, or will be filed or incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under “Where You Can Find More Information.”

We have not authorized anyone to provide any information other than that contained in this prospectus or in any prospectus supplement or free writing prospectus prepared by or on behalf of us or to which we may have referred you. We do not take any responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We have not authorized any other person to provide you with different or additional information, and we are not making an offer to sell securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus is accurate only as of the date hereof or, in the case of information incorporated or deemed incorporated by reference herein, as of the date thereof, regardless of the time of delivery of the prospectus or any sale of debt securities. Our business, financial condition, results of operations and prospects may have changed since the date of such information.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public from the SEC website at http://www.sec.gov.

The SEC allows us to incorporate by reference the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and later information that we file with the SEC will automatically update and, to the extent inconsistent, supersede this information. SEC rules and regulations also permit us to “furnish” rather than “file” certain reports and information with the SEC. Any such reports or information that we “furnish” or have “furnished” shall not be deemed to be incorporated by reference into or otherwise become a part of this prospectus, regardless of when furnished to the SEC. We incorporate by reference the following documents listed below and any future filings made with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (other than, in each case, information deemed to have been furnished and not filed in accordance with SEC rules), on or after the date of this prospectus until we have terminated the offerings of all of the debt securities to which this prospectus relates:

•	our Annual Report on Form 10-K for the fiscal year ended January 30, 2021;

•	our Quarterly Reports on Form 10-Q for the fiscal quarters ended May 1, 2021, July 31, 2021 and October 30, 2021;

•

the information in our Definitive Proxy Statement on Schedule 14A for our Annual Meeting of Shareholders that is incorporated by reference in our Annual Report on Form 10-K for the fiscal year ended January 30, 2021; and

•

our Current Reports on Form 8-K  filed on May 26, 2021 (except, in any case, the portions and exhibits furnished and not filed pursuant to Item 2.02, Item 7.01 or otherwise), June  14, 2021, August  19, 2021, August 25, 2021 (except, in any case, the portions and exhibits furnished and not filed pursuant to Item 2.02, Item 7.01 or otherwise), November 23, 2021 (except, in any case, the portions and exhibits furnished and not filed pursuant to Item 2.02, Item 7.01 or otherwise), and December 17, 2021.

Information that becomes a part of this prospectus after the date of this prospectus will automatically update and, to the extent inconsistent, replace information in this prospectus and information previously filed with the SEC.

You may request a copy of these filings (other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing), at no cost, by writing or calling us at the following address:

345 Court Street

Coraopolis, PA 15108

(724) 273-3400

Attn: Investor Relations

Certain of our SEC filings, including our annual reports on Form 10-K, our quarterly reports on Form 10-Q, our current reports on Form 8-K and amendments to them, can be viewed and printed from the investor relations section of our website at https://investors.dicks.com/investors/default.aspx free of charge. We have included our website address for the information of prospective investors and do not intend it to be an active link to our website. Information contained on our website is not part of this prospectus or any accompanying prospectus supplement (or any document incorporated by reference herein or therein), and you should not rely on that information in making your investment decision unless that information is also in this prospectus or any accompanying prospectus supplement or has been expressly incorporated by reference into this prospectus or any accompanying prospectus supplement.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

We caution that any forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995) contained in this document or made by our management involve risks and uncertainties and are subject to change based on various important factors, many of which may be beyond our control. Accordingly, our future performance and financial results may differ materially from those expressed or implied in any such forward-looking statements. Investors should not place undue reliance on forward-looking statements as a prediction of actual results. These statements can be identified as those that may predict, forecast, indicate or imply future results, performance or advancements and by forward-looking words such as “believe”, “anticipate”, “expect”, “estimate”, “predict”, “intend”, “plan”, “project”, “goal”, “will”, “will be”, “will continue”, “will result”, “could”, “may”, “might” or any variations of such words or other words with similar meanings. Forward-looking statements address, among other things, the impact to consumer demand and our supply chain due to the pandemic caused by the coronavirus and its variants (“COVID-19”), including inflationary impacts, changes to consumer demand and store traffic and supply chain disruptions; investments to enhance the athlete experience, to improve our eCommerce fulfillment capabilities, and to implement technology solutions supporting the athlete experience and our teammates’ productivity; the continued improvements to the functionality and performance of our own eCommerce platform; plans to invest in our vertical brands with improved space in-store, increased marketing, and expansion into additional product categories; anticipated COVID-19 safety costs for the year; plans to leverage our real estate portfolio to capitalize on future opportunities in the near and intermediate term as our existing leases come up for renewal; the impact of the issuance of the Notes, entering into the bond hedge and warrant transactions, and our intention to repay the principal outstanding amounts of our convertible senior notes using excess cash, free cash flow and borrowings on our credit facility; projections of our future profitability; projected capital expenditures; anticipated store openings, relocations, and closings; plans to return capital to stockholders through dividends and share repurchases; and our future results of operations and financial condition.

The following factors, among others, in some cases have affected, and in the future, could affect our financial performance and actual results, and could cause actual results for fiscal 2021 and beyond to differ materially from those expressed or implied in any forward-looking statements included in this document or otherwise made by our management:

•

The impact of the duration and scope of the COVID-19 pandemic on our business, operations and financial results, including the potential impact due to disruptions in our or our vendors’ supply chains and due to restrictions imposed by federal, state, and local governments in response to increases in the number of COVID-19 cases in areas in which we operate;

•

The impact an economic downturn, inflationary pressures, and supply chain constraints resulting from the COVID-19 pandemic might have on our business and consumer demand for our products, and the effectiveness of stimulus payments and other measures to mitigate the impact of the COVID-19 pandemic might have on business and consumer spending;

•

The dependence of our business on consumer discretionary spending, the impact of a decrease in discretionary spending due to inflation or otherwise on our business, and our ability to predict or effectively react to changes in consumer demand or shopping patterns, including the short-term and long-term impact due to the COVID-19 pandemic;

•	Intense competition in the sporting goods industry and in retail, including competition for talent and the level of competitive promotional activity;

•

Increasing product costs, which could be caused by numerous reasons including foreign trade issues, currency exchange rate fluctuations, increasing prices for materials due to inflation or other reasons, supply chain delays and constraints, or foreign political instability;

•	Store closures due to the COVID-19 pandemic or civil disturbances;

•	Lawsuits or other claims arising from our response to the COVID-19 pandemic;

•	Disruptions to our eCommerce platform, including interruptions, delays or downtime caused by high volumes of users or transactions; deficiencies in design or implementation; or platform enhancements;

•	Vendors continuing to sell or increasingly selling their products directly to customers or through broadened or alternative distribution channels;

•	Negative reactions from our customers or vendors regarding changes to our policies or advocacy efforts related to the sale of firearms and accessories;

•

That our strategic plans and initiatives may initially result in a negative impact on our financial results, or that such plans and initiatives may not achieve the desired results within the anticipated time frame or at all;

•	The potential impact of an increase to corporate tax rates;

•

Lack of available retail store sites on terms acceptable to us, our ability to leverage the flexibility within our existing real estate portfolio to capitalize on future real estate opportunities over the near and intermediate term as our leases come up for renewal, and other costs and risks relating to a brick and mortar retail store model;

•	Unauthorized disclosure of sensitive or confidential customer information;

•	Risks associated with our vertical brand offerings, including product liability and product recalls, specialty concept stores, and GameChanger;

•	Disruptions or other problems with our information systems;

•	Risks and costs relating to changing laws and regulations affecting our business, including consumer products, firearms and ammunition, tax, foreign trade, labor, data protection and privacy;

•	Litigation risks for which we may not have sufficient insurance or other coverage;

•	Our ability to secure and protect our trademarks and other intellectual property and defend claims of intellectual property infringement;

•	Our ability to protect the reputation of our Company and our brands;

•	Our ability to attract, train, engage and retain qualified leaders and associates due to current labor challenges or otherwise or the loss of Edward Stack or Lauren Hobart as executive officers;

•	Wage increases, which could adversely affect our financial results;

•	Disruption at our supply chain facilities or customer support center;

•	Disruption or cancellation of organized youth and adult sports programs as a result of the COVID-19 pandemic;

•

Poor performance of professional sports teams, professional team lockouts or strikes, retirement, serious injury or scandal involving key athletes, and disruptions to or cancellations of sports leagues and major sporting events due to the COVID-19 pandemic or otherwise;

•	Weather-related disruptions and the seasonality of our business, as well as the current geographic concentration of DICK’S Sporting Goods stores;

•	Our pursuit of strategic investments or acquisitions, including the timing and costs of such investments and acquisitions;

•	We are controlled by our Executive Chairman and his relatives, whose interests may differ from those of our other stockholders;

•	Risks related to our indebtedness, including our convertible senior notes and the related bond hedge and warrant transactions;

•	Our current anti-takeover provisions, which could prevent or delay a change in control of the Company; and

•	The issuance of special or quarterly cash dividends and our repurchase activity, if any, pursuant to our share repurchase programs.

For additional information on these and other risk factors, see the risk factors set forth in the Company’s filings with the SEC, including our Annual Report on Form 10-K for the year ended January 30, 2021, filed on March 24, 2021 and our Quarterly Report on Form 10-Q for the quarter ended October 30, 2021, filed on November 23, 2021, and other reports or filings filed by us with the SEC. In addition, we operate in a highly competitive and rapidly changing environment; therefore, new risk factors can arise, and it is not possible for management to predict all such risk factors, nor to assess the impact of all such risk factors on our business or the extent to which any individual risk factor, or combination of risk factors, may cause results to differ materially from those contained in any forward-looking statement. The forward-looking statements included in this document are made as of the date hereof. We do not assume any obligation and do not intend to update or revise any forward-looking statements whether as a result of new information, future developments or otherwise except as may be required by securities laws.

THE COMPANY

DICK’S Sporting Goods, Inc. is a leading omni-channel sporting goods retailer offering an extensive assortment of authentic, high-quality sports equipment, apparel, footwear and accessories.

Our executive office is located at 345 Court Street, Coraopolis, Pennsylvania 15108 and our phone number is (724) 273-3400. Our common stock is traded on the New York Stock Exchange under the symbol “DKS.”

RISK FACTORS

Investment in any debt securities offered pursuant to this prospectus and the applicable prospectus supplement involves risks. You should carefully consider the risk factors incorporated by reference to our most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q and any subsequent Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q or Current Reports on Form 8-K filed after the date of this prospectus, all other information contained or incorporated by reference in this prospectus, as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in the applicable prospectus supplement before acquiring any of such securities. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered debt securities.

See also “Forward-Looking Statements.”

USE OF PROCEEDS

We intend to use the net proceeds from the sales of the debt securities as set forth in the applicable prospectus supplement.

DESCRIPTION OF DEBT SECURITIES

The description of our debt securities will be provided in a prospectus supplement. Each time we offer debt securities with this prospectus, the terms of that offering, including the specific amounts, prices and terms of the debt securities offered will be contained in the applicable prospectus supplement and other offering materials relating to such offering or in other filings we make with the SEC under the Exchange Act, which are incorporated by reference herein.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, the validity of any offered debt securities will be passed upon for the Company by Wachtell, Lipton, Rosen & Katz. Any underwriters will be represented by their own legal counsel.

EXPERTS

The financial statements of Dick’s Sporting Goods, Inc. as of January 30, 2021 and February 1, 2020, and for each of the three years in the period ended January 30, 2021, incorporated by reference in this prospectus, and the effectiveness of Dick’s Sporting Goods Inc.’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report. Such financial statements are incorporated by reference in reliance upon the report of such firm given their authority as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The following table sets forth the various expenses to be incurred in connection with the sale and distribution of the securities being registered hereby, all of which will be borne by DICK’S Sporting Goods, Inc. (the “Company”).

Filing Fee—Securities and Exchange Commission	$(1)
Accounting fees and expenses	(2)
Legal fees and expenses	(2)
Trustee and depositary fees and expenses	(2)
Printing and engraving expenses	(2)
Blue Sky fees and expenses	(2)
Rating agency fees	(2)
Listing fees and expenses	(2)
Miscellaneous fees and expenses	(2)

Total expenses	$(2)

(1)

The Company is registering an indeterminate amount of debt securities under this registration statement and in accordance with Rules 456(b) and 457(r), the Company is deferring payment of any additional registration fees until the time the securities are sold under this registration statement pursuant to a prospectus supplement.

(2)	These fees are calculated based on the number of issuances and amount of debt securities offered and accordingly cannot be estimated at this time.

Item 15.	Indemnification of Directors and Officers.

Section 102(b) of the Delaware General Corporation Law authorizes a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to a corporation or its stockholders for monetary damages for breach or alleged breach of the director’s “duty of care.” While this statute does not change the directors’ duty of care, it enables corporations to limit available relief to equitable remedies such as injunction or rescission. The statute has no effect on a director’s duty of loyalty or liability for acts or omissions not in good faith or involving intentional misconduct or knowing violations of law, illegal payment of dividends or stock redemptions or repurchases, or for any transaction from which the director derives an improper personal benefit. As permitted by the statute, the Company has adopted provisions in its amended and restated certificate of incorporation which eliminate to the full extent permitted by Delaware law the personal liability of its directors to the Company and its stockholders for monetary damages for breach or alleged breach of their duty of care.

Section 145 of the General Corporation Law of the State of Delaware allows for the indemnification of officers, directors, employees and agents of a corporation. The amended and restated certificate of incorporation of the Company provide for indemnification of its directors, officers, employees and agents to the full extent permitted by Delaware law. The Company’s amended and restated bylaws also empower the Company to enter into indemnification agreements with its directors and officers and to purchase insurance on behalf of any person whom it is required or permitted to indemnify. The Company has entered into agreements with its directors and its executive officers that require the Company to indemnify such persons to the fullest extent permitted under Delaware law against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred (including expenses of a derivative action) in connection with any proceeding, whether actual or threatened, to which any such person may be made a party by reason of the fact that such person is or was a director or an executive officer of the Company or any of its affiliated enterprises. The indemnification agreements also set forth certain procedures that will apply in the event of a claim for indemnification thereunder. The Company intends to enter into indemnification agreements with any new directors and executive officers in the future.

Section 145 of the General Corporation Law of the State of Delaware provides for indemnification in terms sufficiently broad to indemnify such individuals, under certain circumstances, for liabilities (including reimbursement of expenses incurred) arising under the Securities Act.

Item 16.	Exhibits

LIST OF EXHIBITS

1.1*	Form of Underwriting Agreement for Debt Securities.

4.1+	Form of Indenture between DICK’S Sporting Goods, Inc., as issuer, and U.S. Bank National Association, as trustee.

5.1+	Opinion of Wachtell, Lipton, Rosen & Katz.

23.1+	Consent of Independent Registered Public Accounting Firm, Deloitte & Touche LLP.

23.2+	Consent of Wachtell, Lipton, Rosen & Katz (included in Exhibit 5.1).

24.1+	Power of Attorney (included on Signature Page).

25.1+	Form T-1 Statement of Eligibility of Trustee under the Indenture.

*	To be filed as an exhibit to a Current Report on Form 8-K and incorporated herein by reference or by a post-effective amendment to this registration statement.
+	Filed herewith.

Item 17.	Undertakings

1.	The undersigned registrant hereby undertakes:

(a)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that Paragraphs (1)(a)(i), (1)(a)(ii) and (1)(a)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) (17 C.F.R. § 230.424(b)) that is part of the registration statement.

(b)

That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(d)	That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)

Each prospectus filed by the registrant pursuant to Rule 424(b)(3) (17 C.F.R. § 230.424(b)(3)) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) (17 C.F.R. § 230.424(b)(2), (b)(5), or (b)(7)) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) (17 C.F.R. § 230.415(a)(1)(i), (vii), or (x)) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(e)

That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (17 C.F.R. § 230.424);

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

2.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Coraopolis, State of Pennsylvania, on this 5 day of January, 2022.

DICK’S SPORTING GOODS, INC.

By:	/s/ Navdeep Gupta
Name:	Navdeep Gupta
Title:	Executive Vice President and Chief Financial Officer

POWER OF ATTORNEY

BE IT KNOWN BY THESE PRESENT, that each person whose signature appears below constitutes and appoints Navdeep Gupta, John Hayes and Todd Hipwell and each of them, his or her true and lawful attorney(s)-in-fact and agent(s), with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments to this registration statement and to file the same, with all exhibits and schedules thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney(s)-in-fact and agent(s) full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney(s)-in-fact and agent(s), or their substitute(s), may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date

/s/ Lauren R. Hobart Lauren R. Hobart	President and Chief Executive Officer and Director	January 5, 2022

/s/ Navdeep Gupta Navdeep Gupta	Executive Vice President and Chief Financial Officer	January 5, 2022

/s/ Edward W. Stack Edward W. Stack	Executive Chairman of the Board	January 5, 2022

/s/ William J. Colombo William J. Colombo	Director	January 5, 2022

/s/ Mark J. Barrenechea Mark J. Barrenechea	Director	January5, 2022

/s/ Emanuel Chirico Emanuel Chirico	Director	January 5, 2022

/s/ Anne Fink Anne Fink	Director	January 5, 2022

/s/ Larry Fitzgerald, Jr. Larry Fitzgerald, Jr.	Director	January 5, 2022

Signatures	Title	Date

/s/ Sandeep Mathrani Sandeep Mathrani	Director	January 5, 2022

/s/ Desiree Ralls-Morrison Desiree Ralls-Morrison	Director	January 5, 2022

/s/ Lawrence J. Schorr Lawrence J. Schorr	Director	January 5, 2022

/s/ Larry D. Stone Larry D. Stone	Director	January 5, 2022